A Compelling Opportunity to Create Shareholder Value October 20, 2015 Exhibit 99.2

Forward-Looking Statements
This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include, but are not limited to, statements regarding AmSurg’s proposed business combination transaction with TeamHealth (including financing of the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding AmSurg’s (and AmSurg’s and TeamHealth’s combined) expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” and other similar expressions. Statements in this presentation concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and service line growth of AmSurg (and the combined businesses of AmSurg and TeamHealth), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of AmSurg based upon currently available information.
Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from AmSurg’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which AmSurg is unable to predict or control, that may cause AmSurg’s actual results, performance or plans with respect to TeamHealth, to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in AmSurg’s filings with the Securities and Exchange Commission (the “SEC”).
Risks and uncertainties related to the proposed transaction with TeamHealth include, but are not limited to, uncertainty as to whether AmSurg will further pursue, enter into or consummate the transaction on the terms set forth in the proposal or on other terms, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction, uncertainties as to the timing of the transaction, adverse effects on AmSurg’s stock price resulting from the announcement or consummation of the transaction or any failure to complete the transaction, competitive responses to the announcement or consummation of the transaction, the risk that regulatory, licensure or other approvals and financing required for the consummation of the transaction are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to the integration of TeamHealth’s businesses and operations with AmSurg’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction, unexpected costs, liabilities, charges or expenses resulting from the transaction, litigation relating to the transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.
In addition to the factors set forth above, other factors that may affect AmSurg’s plans, results or stock price are set forth in AmSurg’s Annual Report on Form 10-K and its reports on Forms 10-Q and 8-K. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above.  AmSurg disclaims any intent or obligation to update these forward-looking statements.
Additional Information
This presentation is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. Subject to future developments,
AmSurg may file a registration statement and/or tender offer documents with the SEC in connection with a possible business combination transaction with TeamHealth. AmSurg and TeamHealth shareholders should read those filings, and any other filings made by AmSurg with the SEC in connection with a possible business combination, if any, as they will contain important information.
Those documents, if and when filed, as well as AmSurg’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at AmSurg’s website at
www.amsurg.com.

Strategically & Financially Compelling Combination

Creates market leader in physician services, giving a voice to core constituency in healthcare
Leading national provider of outsourced physician services to health systems
Network of more than 1,200 healthcare facilities and approximately 20,000 clinicians
Breadth and depth of services accelerates cross-sell and new contract wins
Enhances relationships with health insurers in the midst of increasing consolidation
Financially compelling transaction
Provides 36% premium to TeamHealth shareholders at current  prices and implies a multiple of
15.2x 2016E EBITDA (for combined TeamHealth and IPC) or 10.9x EBITDA inclusive of base case run rate synergies of $200 million
Expected to be immediately accretive to earnings by greater than $0.35 assuming base case run rate synergies
Pro forma net leverage at closing of 5.1x, expected to be below 4.5x by end of first year
Led by experienced AmSurg management team with strong integration track record
Financial performance of AmSurg since closing Sheridan transaction has exceeded initial public guidance on every metric
AmSurg successful integration track record serves as a roadmap for TeamHealth transaction
Ability to optimize financing of the AmSurg/TeamHealth and TeamHealth/IPC transactions could decrease aggregate financing expense by $100 to $150 million

Summary Terms of Proposal
Merger
Consideration
$11.49 per share in cash and fixed exchange ratio of 0.768x
–
Implies total value per share at offer of $71.47 per share including $59.98 per share in newly issued common stock
in the combined company
–
Structured to balance pro forma equity ownership to 50%/50% to enable both companies’
shareholders to share in upside of the combined company
–
Implies consideration mix of 16% cash and 84% stock to TeamHealth shareholders
Delivers
~22% of TeamHealth’s
current market capitalization in cash
Deal Value
Total
implied
firm
value
of
TeamHealth
at
offer
of
$7.8bn
Social Issues
Open to combined company retaining TeamHealth name or new mutually agreeable name
Openness to discuss social issues through constructive engagement
Financing
Cash consideration funded with mix of new bank debt and publicly issued bonds
Guggenheim Securities and J.P. Morgan are highly confident in ability to finance proposed combination
Synergies
Base
case
assumes
$200mm
in
annual
synergies
with
opportunity
for
up
to
$290mm,
subject
to
due
diligence confirmation
Approvals &
Timing
Shareholder vote required at both companies
Regulatory approvals and customer closing conditions
Anticipated closing by Q1 2016 if TeamHealth engages promptly
Source:
FactSet, ThomsonOne and public company filings as of 10/19/2015

Creates a highly
differentiated market leader
Significant diversification
Reduces risks of IPC
integration
New and expanded
opportunities to accelerate
growth
Deal structure maintains
upside opportunity
Combined Company Controls its Destiny
Physician Staffing
’15 EBITDA
(1)
$477mm
Firm Value
$6.1bn
Health Insurers
Significant consolidation
3 Large Players + Local Blues
Hospitals
Significant consolidation
4 Large Public Health Systems
Supply Chain
1 Standalone PBM
PBM / Retail Convergence
Emergence of
End Game Winners
UnitedHealth
CVS
HCA
Fresenius
McKesson
Express Scripts
’15 EBITDA
$737mm
Firm Value
$9.8bn
’15 EBITDA
$660mm
Firm Value
$8.9bn
’15 EBITDA
$516mm
Firm Value
$6.3bn
TeamHealth
AmSurg
Mednax
Envision
Race for Scale…
…Creates Opportunities for New
TeamHealth
Source:
FactSet, ThomsonOne and public company filings as of 10/19/2015
Note:
TeamHealth includes IPC (with $60mm of synergies)
(1)
Assumes midpoint of AmSurg management guidance

Combination has the Potential to Significantly Enhance
Shareholder Value
Most Complete Platform of Outsourced Clinical
Services Accelerates Multiple Avenues of Growth
1
Management has High Credibility, Proven Track
Record, and Strong Cultural Fit
6
Largest National Provider with Highly Diversified
Business Mix
2
Best Positioned for Evolving Payment Models and
Enabling Providers to Better Coordinate Care
5
Opportunities for Meaningful Synergies
4
Delivers Immediate Financial Return at Modest
Leverage
3
Catalytic to organic growth and
M&A opportunities
Value Driver
Reduces risk
Quantifiable impacts on immediate
value
Cost: increase base earnings
Revenue: further accelerate growth
Positioned for shift to value-based
payments, bundling and risk
Adds credibility to value story
4

Core
Presence
Non-Core
Clinical Service Offerings
Business Mix
Source:
Company filings
(1)
Pro
forma
business
mix
calculated
based
on
standalone
business
mix
applied
to
2014
revenue,
as
reported.
AmSurg
contribution
of
revenue
assumes
midpoint
of
2015
guidance
(2)
Based on 6 months ending Q2 2015 results; pro forma for Rural/Metro
(3)
Based on FY 2014 results; pro forma for vRad
ED
Hospitalist
Anesthesiology
Children’s
Services
Radiology
Surgery
Center
Post-Acute
2015E Revenue: ~$7bn & ~20,000 Clinicians
2015E Revenue: ~$6bn & ~9,000 Clinicians
2015E Revenue: ~$3bn & ~3,000 Clinicians
1
Most Complete Platform of Outsourced Clinical Services
Accelerates Growth
5
Emergency
Department
39%
Acute / PAC
Hospitalists
20%
Anesthesiology
16%
Children's
1%
Radiology
1%
Other
6%
ASC
17%
Emergency
Staffing &
Other
61%
Ambulance
39%
Anesthesiology
33%
Neonatal
46%
Maternal
8%
Pediatric
Cardiology
4%
Radiology
7%
Other
1%

$ in millions
Staffing
Alternate Site
Acute Care
Post-Acute
Home Health / Hospice
Senior Housing
Healthcare Services Provider Landscape: Market Capitalizations
Source:
FactSet
and
public
company
filings
as
of
10/19/2015
(1)
Assumes midpoint of AmSurg management guidance
(2)
Includes IPC (with $60mm of synergies)
(3)
Includes $200mm of combined synergies
AmSurg
2015E Revenue
(1)
$2.5bn
2015E Adj. EBITDA
(1)
$477mm
States
38
Healthcare facilities
210
Clinicians
5,000+
TeamHealth
(2)
2015E Revenue
$4.3bn
2015E Adj. EBITDA
$516mm
States
47
Healthcare facilities
1,000+
Clinicians
16,000+
New TeamHealth
(3)
2015E Revenue
~$7.0bn
2015E Adj. EBITDA
$1.1bn
States
48
Healthcare facilities
1,200+
Clinicians
~20,000
+
=
Leading National Physician Services Company
with Complementary Service Offerings
2
6
$32.6
$25.9
$16.8
$13.7
$7.9
$7.7
$7.1
$5.1
$4.7
$4.3
$4.0
$3.9
$3.9
$3.8
$3.4
$2.4
$1.6
$1.5
$1.4
$1.3
$1.2
$1.2
$0.9
$0.9
$0.7
$0.6
$0.6
HCA
FMS
DVA
UHS
MD
EVHC
CYH
ACHC
BKD
AMSG
HLS
TMH
THC
LPNT
CHE
AHS
SEM
AMED
SCAI
KND
ENSG
LHCG
GEN
CSU
USPH
CCRN
New
TMH

5.1x
4.2x
Pro Forma
Net Leverage
@ Close
Net Leverage
@ End of Year-1
$7.0 billion +
Revenue
$1.1 billion +
EBITDA
20,000+
Healthcare Professionals
Quickly Deleveraging
(1)
$450 million +
Discretionary Free Cash Flow
Year-1
Net
Leverage
4.2x
Source:
FactSet and public company filings as of 10/19/2015
Note:
Discretionary free cash flow calculated as cash flow from operations less capital expenditures, distributions to minority interests and preferred dividends.  Assumes $200mm of synergies.
(1)
$75mm of synergies for leverage purposes
Accelerates Growth
20% +
EBITDA
CAGR
Delivers Immediate Financial Return at Modest Leverage
$200 million +
Combined Company Synergies
3
Immediately Accretive to Earnings and Value
Year-1 Accretion in Excess of $0.35
Assuming Base Case Run-Rate Synergies
7
18%
23%
TMH + IPC
'15-'17 EBITDA CAGR
PF AmSurg +
TeamHealth
'15-'17 EBITDA CAGR

Opportunities for Meaningful Synergies

Preliminary
synergy
range
of
$200
–
$290
million,
including
$40
–
$60
million
from IPC
The analysis assumes $200mm as the Base Case Synergy Assumption
Revenue Synergies
Managed Care
Opportunities for collaboration and enhanced relationships with managed care organizations
Enterprise New
Contract Growth
Enterprise new contract growth rate increases by 1% due to enhanced portfolio and cross selling opportunities
Sheridan Contract
Growth
Increases in Sheridan's growth rate to match TeamHealth new contract growth rate leveraging their sales expertise and client base
IPC Synergies with
TeamHealth
Collections improvements, bundled services, post-acute service
Incremental EBITDA from Revenue Synergies
$130mm –
$185mm
Cost Synergies
TeamHealth Cost
Synergies
Operations support, back office, public company costs incurred; potential group purchasing on malpractice, benefits and other costs
IPC Synergies with
TeamHealth
Corporate and regional overhead; public company costs; operating, billing and purchasing savings
Incremental EBITDA from Cost Synergies
$70mm –
$105mm
8

At the forefront of key fee-for-value initiatives
Participation in BPCI initiative provides early experience with Medicare’s new reimbursement program
Healthcare system has ~$1.5bn of bundled payments in today’s program
Infrastructure in place through IPC
Magnitude of financial impact will only increase over time
Scale / Partner of choice:
in over 1,200 healthcare facilities and employs 20,000
clinicians who are best positioned to manage / coordinate care to drive cost down
Strategic Asset: Value of the hospitalist as care coordinator will only increase
The transaction offers immediate and concrete strategic and financial return and better positions the company for value based payments, bundling and risk sharing arrangements
Best Positioned for Evolving Payment Models and
Enabling Coordinated Care

9

Management has High Credibility, Proven Track
Record, and Strong Cultural Fit

AmSurg management has been instrumental in driving long term shareholder appreciation and has outperformed the peer group over the last three years
Source:
FactSet and public company filings as of 10/19/2015
Note:
Current IPC shown as of unaffected price of $58.46
(1)
Represents
the
day
prior
to
AmSurg’s
acquisition
of
Sheridan
Share
Price
Performance
Since
May
28,
2014
(1)
Recent Performance has Outpaced
Expectations
Mid-Point Adj. EBITDA Guidance ($ in millions)
Mid-Point Adj. EPS Guidance ($ / share)
$448
$9
$20
$477
6.5% Increase
$3.28
$0.07
$0.21
8.5% Increase
$3.56
10
FY2015
Guidance
as of Q4 '14
Increase to
FY2015
Guidance in Q1
'15
Increase to
FY2015
Guidance in Q2
'15
Current FY 2015
Guidance
FY2015
Guidance
as of Q4 '14
Increase to
FY2015
Guidance in Q1
'15
Increase to
FY2015
Guidance in Q2
'15
Current FY 2015
Guidance
82%
40%
34%
5%
3%
AMSG
MD
IPC
TMH
EVHC

Combination Represents Significant Value Creation
Opportunity for TeamHealth Shareholders
Significant value creation to TeamHealth stockholders through initial premium as well as continued upside and equal share of synergies
Current Price:
$52.50
Source:
FactSet and Company Filings as of 10/19/2015
Note:
Assumes
$200mm
of
run
rate
synergies.
Peer
group
includes
AmSurg,
Envision,
Mednax
and
TeamHealth.
(1)
Net of share of assumed transaction expenses
36%
Premium
Share of incremental
synergies capitalized
at peer NTM EBITDA
multiple of ~12.3x
(1)
implies >$10.00 of
additional upside,
representing a
>50% premium to
current
11
$11.49
$59.98
$71.47
Cash
Stock
Total Value at
Offer

Shared Vision for New TeamHealth
Transformational Combination Aligned with the Future of Healthcare
New
Breadth
to
TeamHealth
Brand
&
Long-term
Vision:
Partner
of
choice
for
health
systems
Comprehensive
Platform:
Industry
leading
portfolio
of
outsourced
physician
services
Multiple
Levers
of
Growth:
Built
for
the
long-term
with
new
and
expanded
growth
opportunities
Aligned
with
the
Future:
Best
positioned
to
enable
providers
to
move
toward
value-based
care
Best of Breed Management Team
Full Suite of Solutions
Care Coordination: Hospital to Home
Platform to Manage Risk
Post-Acute
Coordination of Care
Surgical
Outpatient
Largest by Revenue: ~$7.0bn
Largest by Clinicians: 20,000
Leader in more sub-specialties
than anyone
Market
Size
Medical
$20bn
$19bn
$19bn
$14bn
$15bn
12
New
TeamHealth
TeamHealth
ED
Sheridan
Anesthesia  /
Neo
IPC
Hospitalist &
Post-acute
Radisphere
Radiology
AmSurg
ASCs

We believe our proposal is compelling for TeamHealth
Shareholders
MOE with a 36% “control premium”
$71.47 per share value at offer, above all-time high
15x+ TeamHealth EBITDA Valuation
50/50% ownership: “not truly selling”
Enormous value creation opportunity
$1.8bn value of capitalized synergies larger than the
$1.6bn IPC transaction
We have great respect for the value of the TeamHealth
Name for NewCo
Openness to discuss social issues through
constructive engagement
Concrete path to near-term value in excess of $80.00
per share
Share in upside equally with base case of $200mm of
synergies
Opportunity to avoid $100mm-$150mm of breakage
costs from IPC financing
AmSurg CEO/Management team
Continued financial outperformance
Stock up 82% since Sheridan
Integration experience
Synergies conservative and achievable
Opportunity to create the Best-In-Class Provider of Clinical Outsourced Services
…with meaningfully enhanced outlook

Proposal delivers significant value today…

Next Steps
No expected financing contingency; JPM/Guggenheim highly confident in AmSurg ability to finance merger
Proposal based on public information/internal estimates
Would conduct prompt due diligence to reach agreed upon transaction
Shareholder votes required for both companies
Do not anticipate significant regulatory hurdles
Look forward to engaging promptly with TeamHealth’s Board to reach an agreement
TeamHealth Shareholders Must Urge Their Board of Directors
to Engage with AmSurg to Consummate Significant Value Creating Transaction

Financial Information
We have included certain financial measures in this presentation, including Adjusted EBITDA and Adjusted EPS, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define
Adjusted EBITDA as earnings before interest expense, net, income taxes, depreciation, amortization, share-based compensation, transaction costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations. Adjusted EBITDA, as presented herein, is considered a supplemental measure of our performance and is not required by, or presented in accordance with, generally accepted accounting principles in the
United States (“GAAP”). Adjusted EBITDA is not a measure of our financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP.  We define Adjusted EPS as net earnings per share, excluding discontinued operations, gains or loss from deconsolidations, which are non-cash in nature, transaction costs, including associated debt extinguishment costs and deferred financing write-off, and acquisition-related amortization expense (the majority of which relate to the Sheridan transaction and which are of a nature and significance not generally associated with our historical individual center acquisition activity), changes in contingent purchase price consideration and share-based compensation expense.
Our measures of Adjusted EBITDA and Adjusted EPS may not be comparable to similarly titled measures of other companies and are not measures of performance calculated in accordance with GAAP. We have included information concerning Adjusted EBITDA and Adjusted EPS in this presentation because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA, EPS and Adjusted EPS when reporting their results. Our presentation of Adjusted
EBITDA and Adjusted EPS should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.